Exhibit 99.2
CT Communications, Inc.
Supplemental Information
Third Quarter 2005

ILEC — Concord Telephone	3Q 2005	3Q 2004	% Change

Cap Ex as a % of Revenue	15.5%	18.1%
Business Access Lines	28,532	28,912	(1.3)%
Residential Access Lines	82,511	84,816	(2.7)%
Gross Adds	3,199	3,027	5.7%
Disconnects	3,923	3,760	4.3%
Net Adds (Losses)	(724)	(733)	1.2%
Monthly Churn Rate	1.2%	1.1%
Long Distance Penetration	76.3%	74.5%
DSL Penetration of ILEC Lines	14.2%	9.7%

Wireless — CTC Wireless	3Q 2005	3Q 2004	% Change

Cap Ex as a % of Revenue	2.4%	15.6%
Gross Adds	2,900	3,381	(14.2)%
Disconnects	2,338	2,510	(6.9)%
Net Adds / (Losses)	562	871	(35.5)%
Monthly Churn Rate	1.7%	2.1%
Subscriber ARPU	$42.31	$44.40	(4.7)%
Cell Sites	83	80	3.8%

CLEC — CTC Exchange Services	3Q 2005	3Q 2004	% Change

Cap Ex as a % of Revenue	7.3%	3.1%
T-1/PRI Facility Based Lines	18,237	17,147	6.4%
B-1/R-1 Facility Based Lines	7,835	8,283	(5.4)%
Resale and UNE-P Lines	5,781	5,764	0.3%
Gross Adds	1,403	1,540	(8.9)%
Disconnects	1,194	1,032	15.7%
Net Adds (Losses)	209	508	(58.9)%
Monthly Churn Rate	1.2%	1.1%
CLEC LD Lines	20,668	19,095	8.2%
Out of Area LD Only Lines	4,055	3,724	8.9%
LD Penetration of CLEC Lines	64.9%	61.2%

Greenfield — CTC Exchange Services	3Q 2005	3Q 2004	% Change

Cap Ex as a % of Revenue	42.8%	58.9%
Business Lines	4,724	4,062	16.3%
Residential Lines	9,663	8,222	17.5%
Gross Adds	1,559	1,630	(4.4)%
Disconnects	1,036	825	25.6%
Net Adds / (Losses)	523	805	(35.0)%
Monthly Churn Rate	2.4%	2.3%
Greenfield LD Lines	8,080	6,328	27.7%
LD Penetration of Grfld. Lines	56.2%	51.5%
DSL Penetration of Grfld. Lines	14.8%	11.7%

Internet & Data — CTC Internet Services	3Q 2005	3Q 2004	% Change

Cap Ex as a % of Revenue	12.0%	15.4%
DSL Gross Adds	2,718	1,596	70.3%
DSL Disconnects	1,131	701	61.3%
DSL Net Adds (Losses)	1,587	895	77.3%
Dial-Up Gross Adds	460	817	(43.7)%
Dial-Up Disconnects	1,037	1,169	(11.3)%
Dial-Up Net Adds (Losses)	(577)	(352)	(63.9)%
High Speed Gross Adds	63	55	14.5%
High Speed Disconnects	46	71	(35.2)%
High Speed Net Adds (Losses)	17	(16)	206.3%

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